Press Release, December 13, 2011

U.S. PRECIOUS METALS, INC. PROVIDES SHAREHOLDER UPDATE

Lithia, Florida,--(Business Wire)—U.S. Precious Metals, Inc. (OTC-BB:USPR)(USPR or Company) today reports that over the past several months, USPR has hosted a number of site visits to its 37,000 acre mining concessions located in Michoacán, Mexico. The visits were undertaken by mining, consulting and investment banking entities, and were carried out by USPR’s President and Senior Geologist, Mr. David Burney.

Mr. Burney expressed his gratitude for the efforts of the various parties. “Personally, I am delighted with the site visits by industry professionals. Both our property and lab facilities were extensively appraised by these parties, and I believe that they stood up to the very in-depth examinations. It is always rewarding to have your work and findings examined by your peers and especially pleasing when your findings are verified.”

Mr. Jerry Pane, interim Chief Executive Officer, also expressed his gratitude to the companies that visited the property and also to Mr. Burney. Mr. Pane stated “I would like to thank the groups that visited for their time and for the manner in which they dealt with USPR.  I also would like to express gratitude to Dave for organizing and ensuring the visits were conducted in a professional manner. It is extremely encouraging to have our property vetted by industry professionals and to have your views on the property reinforced.”

USPR is currently evaluating its potential options resulting from the various site visits so as to maximize shareholder value going forward. The company recently has undertaken a strategic restructuring of its management (See Form 8-K of the Company filed on December 6, 2011).

In order to further facilitate the maximization of shareholder value, USPR has entered into a definitive agreement with a major institutional investment bank. This agreement is a major step for USPR as it provides expertise that the company requires to execute its business plan in the coming months. Please refer to the Company’s Form 8-K dated as of this date for more information on the investment banking agreement.

About US Precious Metals, Inc.

USPR is a precious metal exploration company headquartered in Lithia, Florida and operates in Mexico through its Mexican subsidiary, U.S. Precious Metals de Mexico, S.A. de C.V. USPR owns significant exploration and exploitation rights to approximately 37,300 acres of land in the State Michoacán, Mexico. USPR's common stock is quoted on the OTC Bulletin Board under the symbol "USPR."

For more Information about U.S. Precious Metals, Inc. please visit: www.USPRGOLD.com.

Safe Harbor Statement

Statements contained herein that are not based upon current or historical fact are forward-looking statements. Such forward-looking statements relate to future events and future operating results, performance, prospects and opportunities. The use of terms such as "anticipate," "believe," "estimate," "plan," "intend" and "expect" and similar expressions, as they relate to USPR, or its management, identify forward-looking statements. These forward-looking statements are based on information currently available to USPR and USPR's current plans, intentions and expectations and include statements regarding the potential of the Mexican concessions. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause USPR's actual results, performance, prospects and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, our ability to raise the funding necessary to retain the professionals necessary to execute our plan and the other factors, including risk factors, discussed in ours Annual Report on Form 10-K . Except as required by the Federal securities law, USPR does not undertake any obligation to revise or update any forward-looking statements contained herein after the date hereof.

SOURCE: U.S. Precious Metals, Inc.

CONTACT:

U.S. Precious Metals, Inc.

John Gildea, Chairman of the Board

(813) 260-1865

http://www.usprgold.com